Exhibit (d) (1)

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AMENDMENT NO. 22 DATED SEPTEMBER 8, 2014 TO THE PROSHARES TRUST

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN

PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of September 8, 2014

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:1

Fee	Portfolio’s Average Daily Net Asset Level
75 basis points	First $6.0 billion
70 basis points	Next $4.0 billion
65 basis points	Thereafter

NAME OF PORTFOLIO

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra NASDAQ Biotechnology

[1]	All fees are computed daily and paid monthly

Exhibit (d) (1)

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NAME OF PORTFOLIO

ProShares Ultra FTSE China 252

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate

ProShares Ultra Russell3000

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Ultra MSCI Mexico Capped IMI

ProShares Ultra KBW Regional Banking

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares Short KBW Regional Banking

ProShares Short FTSE China 253

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort Russell MidCap Value

ProShares UltraShort Russell MidCap Growth

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

[2]	On September 22, 2014, the Fund will be renamed “ProShares Ultra FTSE China 50”.
[3]	On September 22, 2014, the Fund will be renamed “ProShares Short FTSE China 50”.

Exhibit (d) (1)

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NAME OF PORTFOLIO

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort NASDAQ Biotechnology

ProShares UltraShort FTSE China 254

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort TIPS

ProShares UltraShort Russell3000

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort MSCI Mexico Capped IMI

ProShares UltraPro S&P500

ProShares UltraPro QQQ

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap 400

ProShares UltraPro Financials

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short Financials

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:5

NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares UltraPro 10 Year TIPS/TSY Spread	0.55%
ProShares UltraPro Short 10 Year TIPS/TSY Spread	0.55%
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares Short 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign/Sub-Sovereign ETF	0.35%

[4]	On September 22, 2014, the Fund will be renamed “ProShares UltraShort FTSE China 50”.
[5]	All fees are computed daily and paid monthly

Exhibit (d) (1)

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NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares USD Covered Bond	0.35%
ProShares Global Listed Private Equity ETF	0.50%
ProShares High Yield–Interest Rate Hedged	0.50%
ProShares DJ Brookfield Global Infrastructure ETF	0.45%
ProShares S&P 500 Dividend Aristocrats ETF	0.35%
ProShares Large Cap Core Plus	0.75%
ProShares RAFI Long/Short	0.75%
ProShares Hedge Replication ETF	0.75%
ProShares Merger ETF	0.75%
ProShares Investment Grade–Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares USD Emerging Markets Bond–Interest Rate Hedged	0.55%
[REDACTED]	[REDACTED ]
ProShares MSCI EAFE Dividend Growers ETF	0.50%
ProShares MSCI Europe Dividend Growers ETF	0.55%
ProShares CDS North American HY Credit ETF	0.65%
ProShares CDS Short North American HY Credit ETF	0.65%
[REDACTED]	[REDACTED ]
ProShares Morningstar Alternatives Solution ETF	0.07%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President